UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALPHA PROTECH, LTD.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALPHA PRO TECH, LTD.

60 Centurian Drive

Suite 112

Markham, Ontario, Canada

L3R 9R2

Telephone:   (905) 479-0654

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the 2004 Annual Meeting of Shareholders of Alpha Pro Tech, Ltd., (the “Company”) will be held at the Treasure Island Hotel, 3300 Las Vegas Boulevard South, Las Vegas, Nevada, on:

Tuesday, June 8, 2004

at the hour of 9:30 o’clock A.M. (local time) for the following purposes:

1.                                       To elect seven directors to serve until the 2005 Annual Meeting of Shareholders.

2.                                       To approve our 2004 Stock Option Plan;

3.                                       To ratify the appointment of our independent accountants; and

4.                                       To transact such other business as may properly come before the meeting.

Our Board of Directors unanimously recommends that you vote FOR each of the proposals set forth in this Proxy Statement.

Accompanying this Notice is the Proxy Statement and Proxy Card.

The Board of Directors set April 16, 2004, as the record date for the meeting.  This means that owners of the Company’s common stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting.  We will make available a list of Shareholders of the Company as of the close of business on April 16, 2004 for inspection during normal business hours from May 29 through June 7, 2004, at the offices of the Company, in Markham, Ontario.  This list will also be available at the meeting.

DATED:  April 29, 2004

BY ORDER OF THE BOARD OF DIRECTORS

AL MILLAR, PRESIDENT

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.  IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

ALPHA PRO TECH, LTD.

60 Centurian Drive

Suite 112

Markham, Ontario

L3R 9R2

PROXY STATEMENT

This Proxy Statement and accompanying Proxy Card are first being sent to shareholders on or about May 7, 2004.

ABOUT THIS MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors, approving our 2004 Stock Option Plan and ratification of the appointment of our independent accountants.  In addition, management will respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only holders of record of common stock at the close of business on April 16, 2004 are entitled to vote.  Each holder of common stock is entitled to one vote per share.  We are authorized to issue 50,000,000 common shares, par value $.01 per share.  There were issued and outstanding 23,134,905 shares of common stock issued and outstanding as of the close of business on April 16, 2004.  There is only one class of shares.

How do I vote?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you.  Voting information is provided on the enclosed proxy.

What if my shares are held by a broker or nominee?

If you hold your shares in “street name” i.e. in the name of a broker, bank or other record holder, follow the voting instructions on the form you receive from them.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.  Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.  Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check-in at the registration desk at the meeting.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to the election of directors, the approval of our 2004 Stock Option Plan and on Proposal 3.  We are not aware of any other matter that may be properly presented.  If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.  The Board’s recommendation is set forth together with the description of each proposal in this Proxy Statement.  In summary, the Board recommends a vote For:

•                  the election of directors;

•                  the approval of our 2004 Stock Option Plan; and

•                  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2004.

Can I go to the Annual Meeting if I vote by proxy?

Yes.  Attending the meeting does not revoke the proxy.  However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

Will my vote be public?

No.  As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available as actually necessary to meet legal requirements.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The affirmative vote of shares representing a majority in voting power of the shares of common stock, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Proposals 2 and 3.  Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote.  The election of directors will be by a plurality of the votes cast.  A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

PERSONS MAKING THE SOLICITATION

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company.  We may reimburse shareholder’s nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute proxies.  No solicitation will be made by specifically engaged employees or soliciting agents.  The cost of solicitation will be borne by us.

ANNUAL REPORT

The Annual Report for the year ended December 31, 2003 containing financial and other information about the Company is enclosed.

ELECTION OF DIRECTORS

Proposal 1.

Until April 27, 2004 the Board of Directors consisted of six members.  On April 28, 2004 the number of Directors was increased to seven and the vacancy created thereby was filled by David B. Anderson to serve until the annual meeting of shareholders at which time he would stand for election for a full term. Directors are elected annually for a term of office to expire at the succeeding annual meeting of shareholders after their election and until their successors are duly elected and qualified.  The Board of Directors proposes that the seven nominees described below, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified.  All nominees are currently directors and all but Mr. Anderson were elected by the shareholders at our last annual meeting.

Each of the nominees has consented to serve.  If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The Board of Directors unanimously recommends a vote FOR each of the nominees for election as directors.

There are set forth below following the names of the nominees and our executive officers, their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, certain other information, their ages and the date first elected as a director or executive officer.

DIRECTORS AND EXECUTIVE OFFICERS

		Director or Executive
Name	Age	Officer Since	Position with the Company

Sheldon Hoffman	66	July 11, 1989	CEO and Director

Al Millar	62	July 11, 1989	President and Director

Robert H. Isaly	75	November 15, 1989	Director

John Ritota	52	December 18, 1991	Director

Donald E. Bennett, Jr.	63	June 23, 1994	Director and Senior Vice President-Manufacturing

Russell Manock	56	June 10, 2000	Director

David B. Anderson	52	April 28, 2004	Director

Lloyd Hoffman	43	July 1, 1993	CFO and Senior Vice-President Finance and Administration

Michael Scheerer	44	January 1, 1997	Senior Vice President – Sales and Marketing

SHELDON HOFFMAN is a chartered accountant and has been a director and chief executive officer of the Company since July 11, 1989.  Mr. Hoffman founded and was president of Absco Aerosols, Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1985 until that company was sold to CCL Industries, Inc. (“CCL”), a manufacturer of aerosol and liquid products and containers.  Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems, Ltd., a water filter manufacturer, as president and chief executive officer.

ALEXANDER W. MILLAR has been a director of the Company since July 11, 1989 and president since August 1, 1989.  Mr. Millar has spent over 30 years as a professional in sales and marketing including international marketing.  Mr. Millar, in various sales capacities, including vice-president of sales, was associated with Mr. Hoffman at Absco Aerosols Ltd. from 1971 to 1985, when the business was sold to CCL.  He then joined CCL as manager of business development for North America.  In March 1988, he formed Milmed International Distributors Limited to distribute the Company’s products internationally.  In 1989 Milmed gave up its rights to distribute these products internationally at which time Milmed ceased operations.

ROBERT H. ISALY has been a director of the Company since November 20, 1989.  He was the owner of a nursery, Florida Bedding Plants Inc. from 1986 to 1992.  Prior thereto he was involved with two Ohio based family businesses.  The Isaly Dairy Company and the H.R. Isaly Cheese Company.  He is currently an independent businessman.

JOHN RITOTA has been a director of the Company since December 18, 1991 and since 1981 to the present time has been operating a general dentistry practice, Ritota and Ritota, with his brother in Delray Beach, Florida.

DONALD E. BENNETT, JR. is the senior vice president - manufacturing and has been a director and executive officer since June 23, 1994.  He joined the Company on March 24, 1994 as president of its newly formed Apparel Division which was established to acquire the assets of Disposable Medical Products, Inc. (“DMPI”), a manufacturer of medical apparel items including bouffant caps, shoe covers, gowns, coveralls and lab coats.  Mr. Bennett owned and operated DMPI for approximately twenty years prior to the Company’s acquisition of its assets.

RUSSELL MANOCK is a chartered accountant and has been a director of the Company since June 10, 2000.  He has been a senior partner in the public accounting firm, Snow & Manock in Toronto, Ontario, Canada since 1976.

DAVID B. ANDERSON is a practicing lawyer and has been a director of the Company since April 28, 2004.  He is a founding member and partner in the law firm of Walston, Wells, Anderson & Bains, LLP , in Birmingham, Alabama since 1991.

Information Concerning Our Executive Officers

Three of the executive officers of the Company, Sheldon Hoffman, Al Millar and Donald E. Bennett, Jr. are also directors and nominees, and are identified above.  Information follows on the other current executive officers of the Company.

LLOYD HOFFMAN joined the Company on November 15, 1991. In September, 2002 he was named Chief Financial Officer along with being Senior Vice President - Finance and Administration since 1999.  From 1987 to 1991, Mr. Hoffman was in charge of Finance and Administration and a partner in Software Concepts Inc.  a developer of software for association and magazine publishing.

MICHAEL SCHEERER joined the Company on January 1, 1997 as Senior Vice President-Sales and Marketing.  From 1990 to October 1992, Mr. Scheerer was Director of Sales-Development and Administration at Baxter

Scientific Products.  In October, 1992, he was named Vice President-Sales and Marketing for Baxter’s Critical Environmental Solutions business.  In September, 1995, Baxter Scientific Products was purchased by VWR Scientific Products, Inc. where Mr. Scheerer served as Vice-President Critical Environmental Solutions and New Business Ventures until joining the Company.

There are no family relationships between the above persons other than Lloyd Hoffman who is the son of Sheldon Hoffman.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 30, 2004 with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer of the Company, by all officers and directors as a group, and by persons known to the Company to be beneficial owners of more than 5% of the Company’s Stock.

Directors, Executive Officers	Number of Shares
and 5% Shareholders	Beneficially Owned		Percent of Class

William R. Lykken 740 McHugh Avenue Grafton, ND	1,422,100		6.1%

Al Millar, President and Director	1,774,811	(1)	7.4%

Sheldon Hoffman, CEO and Director	1,412,638	(2)	5.9%

Robert H. Isaly, Director	698,790	(3)	3.0%

John Ritota, Director	361,694	(4)	1.6%

Lloyd Hoffman, CFO and
Sr. VP- Finance and Administration	385,000	(5)	1.6%

Donald E. Bennett, Jr., Senior	331,667	(6)	1.4%
Vice President-Manufacturing and Director

Russell Manock, Director	70,900	(7)	.3%

Michael Scheerer	506,900	(8)	2.2%
Sr. VP-Sales and Marketing

David B. Anderson, Director	39,334		0.2%

All directors and executive	5,581,734		21.6%
officers as a Group (9 persons)

(1)                                  Includes 275,000 shares subject to currently exercisable options; and includes 110,942 shares and 45,000 shares subject to currently exercisable options owned beneficially by Mr. Millar’s wife, as to which Mr. Millar disclaims beneficial ownership.*

 (2)                               Includes  725,000 shares subject to currently exercisable options; and includes 73,002 shares owned beneficially by Mr. Hoffman’s wife, as to which Mr. Hoffman disclaims beneficial ownership.   Does not include 410,051 shares owned beneficially by Hoffman Family Trust, as to which Mr. Hoffman disclaims beneficial ownership.  The beneficiaries of the Hoffman Family Trust are Mr. Hoffman’s wife and their two children.  Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.*

(3)                                  Includes 258,000 shares subject to currently exercisable options; and  includes 129,700 shares owned beneficially by Mr. Isaly’s wife, as to which Mr. Isaly disclaims beneficial ownership.*

(4)                                  Includes 100,000 shares subject to currently exercisable options; and includes 19,000 shares owned beneficially by Dr. Ritota’s wife  and 5,000 shares owned beneficially by Dr. Ritota’s daughter as to which Dr. Ritota disclaims beneficial ownership.*

(5)                                  Includes 335,000 shares subject to currently exercisable options.  Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of his pecuniary interest therein.*

(6)                                  Includes 300,000 shares subject to currently exercisable options.*

(7)                                  Includes 33,000 shares subject to currently exercisable options; and includes 2,500 shares owned beneficially by Mr. Manock’s wife as to which Mr. Manock disclaims beneficial ownership.*

(8)                                  Includes 275,000 shares subject to currently exercisable options; and 38,450 shares owned beneficially by Mr. Scheerer’s wife as to which Mr. Scheerer disclaims beneficial ownership.*

*                                         A currently exercisable option is one which is exercisable within 60 days from the date hereof.

Applicable percentage of ownership is based on 23,134,907 shares of our common stock outstanding on March 30, 2004 and treats as outstanding all shares underlying currently exercisable options held by the identified director or officer in the first column.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The addresses of each of the executive officers and directors is care of Alpha Pro Tech, Ltd., 60 Centurian Dr., Suite 112, Markham, Ontario, Canada L3R 9R2.

Messrs. Sheldon Hoffman, Al Millar, Lloyd Hoffman and Russsell Manock are residents of Canada and Messrs. John Ritota, Robert Isaly, Donald Bennett and Michael Scheerer reside in the United States.

Board of Director’s Meetings and Committees for 2003

How often did the Board meet in 2003?  Our Board of Directors met three (3) times during 2003.

Each director attended at least 75% of the total number of meetings of the Board and committees on which they served and all but one director attended our Annual Meeting of Shareholders.

What committees have the Board established?  The Board of Directors had a standing audit committee and compensation committee in 2003.

Audit Committee.  The audit committee, consisting of Messrs. Manock, Isaly and Ritota, with Mr. Manock as chairman, met three (3) times in 2003.  Each member of the audit committee was “independent” as that term was defined by the then applicable listing standards of the American Stock Exchange.

The audit committee’s duties were to:

•                  review with management and the independent accountants the Company’s accounting policies and practices and the adequacy of internal controls,

•                  review the scope and results of the annual examination performed by the independent accountants,

•                  make recommendations to the Board of Directors regarding the appointment of the independent accountants and approval of the services performed by the independent accountants and the related fees, and

•                  perform such other duties as set forth in the audit committee charter.

Compensation Committee.  The compensation committee, consisting of Messrs. Millar, Isaly and Ritota, with Mr. Ritota as chairman, met two (2) times in 2003.

The compensation committee made recommendations to the Board of Directors concerning salaries and incentive compensation for executive officers of the Company and administered the Company’s employee stock option plans in 2003.

The audit committee is composed of three directors, all of whom are not officers or employees of the Company (“Outside Directors”), and the compensation committee is composed of three directors, two of whom are Outside Directors.

In addition to participation at Board and committee meetings, the Company’s directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

How are directors compensated?

Outside Directors were paid a fee of $1,500 in 2003, plus reimbursement for their direct expenses incurred in attending a Board or Committee meeting.

Audit Committee Report

The report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference in the specific filing.

The Audit Committee of the Board of Directors has furnished the following report to shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The audit committee, which is appointed annually by the Board of Directors at its meeting immediately following the Annual Meeting of Shareholders, currently consists of three directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the American Stock Exchange in 2003.  The audit committee currently acts under a written charter which was adopted by the Board of Directors on June 10, 2000.  As described in its charter, the audit committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, including recommending to the Board of Directors an accounting firm to serve as the Company’s independent accountants.  The audit committee is not responsible for planning or conduct of the audits or the determination that the Company’s financial statements are complete and accurate and in accordance with the generally accepted accounting principles.

In accordance with rules adopted by the Securities and Exchange Commission, the audit committee of the Company states that:

The audit committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2003.

The audit committee has discussed with PricewaterhouseCoopers, LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No.  61, as modified or supplemented.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No.  1 (“Independence Discussion with Audit Committees”), as modified or supplemented, and has discussed with PricewaterhouseCoopers LLP the independent accountant’s independence.

Based upon the review and discussions referred to above, and relying thereon, the audit committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

Russell Manock (Chairman)

Robert H.  Isaly

John Ritota

EXECUTIVE COMPENSATION

The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference to any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference in the specified filing.

The compensation committee of the Board of Directors has furnished the following report on executive compensation to the shareholders of the Company.

Report of Compensation Committee on Executive Compensation for 2003

Compensation Procedures and Policies.  Our executive compensation program in 2003 was administered by the compensation committee of the Board of Directors.  The Committee, which did not operate pursuant to a separate charter, made recommendations on all of the three key components of our executive compensation program, base salary, contractual incentive awards, and long-term incentives.

The Company’s executive compensation program is structured to help the Company achieve its business objectives by:

•                  providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives

•                  linking executives’ total compensation to company and individual job performance

•                  providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in shareholder value

Our executive compensation program is designed to provide competitive compensation opportunities for all corporate officers.  Our total compensation levels fall in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable.

Base Salaries

Our salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, and the performance of the individual.

Contractual Incentive Awards

Pursuant to the executive compensation program, the Company has contracted to provide two of its executive employees with profit participation incentive compensation.  Messrs. Millar and Hoffman are each entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company.

Stock Options

We periodically grant incentive and non-qualified stock options to purchase the Company’s Common Stock in order to provide certain compensation to key employees and those of our subsidiaries with a competitive total compensation package and to reward them for their contribution to the Company’s short and long-term stock performance.  These stock options are designed to align the employees’ interest with those of the shareholders.  All options have an option price that is not less than the fair market value of the stock on the date of grant.  The terms of the options and the dates after which they become exercisable were established by the Board with respect to incentive stock options, within the parameters of the 1993 Incentive Stock Option Plan and by the Administrative Committee with respect to the 1993 Stock Option Plan for Directors.  We do not grant stock appreciation rights.  Both of these Plans have expired and the Company is seeking shareholder approval for a new 2004 Stock Option Plan which combines both Plans.

2003 Compensation

The CEO and President were each compensated on a salary and pay-for-performance approach.  Taken into consideration were overall Company performance in attaining annual growth in revenues, the addition or development of new and enhanced products, pretax earnings, and the achievement of short and long term goals of the Company’s business as established in its five year plan.  Contractual incentive awards were earned in 2003 by the Company’s CEO and President.

Compliance with Section 162 (m) of the Internal Revenue Code of 1986

Deductibility of Compensation   Effective January 1, 1994, the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the Chairman and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $1 million per executive per year subject to an exception for compensation that meets certain “performance-based” requirements.  Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company’s tax deduction for compensation paid in excess of the $1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time.  As to options granted under the 1993 Incentive Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules.  As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 2003 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.

Respectfully submitted,

John Ritota, Chairman

Robert H. Isaly

Al Millar

Corporate Governance

The principal role of our Board of Directors is to oversee the management of the Company’s affairs for the benefit of our shareholders.  During the past year we have reviewed our corporate governance policies and practices and compared them to those suggested by various authorities in the matters of corporate governance and the practice of other companies, taking into account the size and resources of our Company.  Additionally we continue to review the provisions of the Sarbanes-Oxley Act of 2002, and new as well as proposed rules of the SEC and the new listing standards of the American Stock Exchange (“Amex”).

Based on this review, in April 2004 the Board of Directors adopted a Code of Business Conduct and Ethics that is applicable to our chief executive officer, chief financial officer, controller and other employees.

The Code of Business Conduct and Ethics has been filed as an Exhibit to the Company’s amended annual report on Form 10-K-A for the year ended December 31, 2003.  In April 2004 the Board of Directors also adopted an amended and restated Audit Committee Charter, expanded the function of the Compensation Committee to encompass organizational development and adopted an Organizational Development and Compensation Committee Charter; formed a Nominating/Governance Committee and adopted a charter for the committee.

The members of the committee are: David B. Anderson as chairman, Russ Manock and Robert Isaly

The purpose of the Nominating/Governance Committee (the “Committee”) is to (1) identify and recommend to the Board of Directors (the “Board”) candidates for nomination or appointment as directors, (2) review and recommend to the Board appointments to Board committees, (3) develop and recommend, to the Board, corporate governance guidelines for the Company and any changes to those guidelines, (4) review, from time to time, the Company’s Code of Business Conduct and Ethics and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations, and recommend to the Board any changes to the Code and such policies and programs, and (5) oversee the Board’s annual evaluation of its own performance.

A copy of the amended and restated Audit Committee Charter is annexed to this Proxy Statement as Exhibit A.  You can access our current committee charters and code of Business Conduct and Ethics in the “Corporate Governance” section of our website at www.alphaprotech.com.

Directors Independence

The Board of Directors has determined that David B. Anderson, Robert H. Isaly, Russell Manock and John Ritota, are independent directors under the independence requirement of the American Stock Exchange applicable to directors who do not serve on the audit committee.  Accordingly pursuant to these requirements the majority of the members of the Board are independent.  The Board of Directors has also determined that Messrs Isaly, Manock, Anderson and Ritota are also independent directors under the independence requirements of the American Stock Exchange.

Compensation Committee Interlocks and Insider Participation

The Membership of the compensation committee is set forth under “Report of the Compensation Committee.”  Except with respect to their compensation arrangements, Mr. Hoffman, CEO and Mr. Millar, President, participated in executive compensation deliberations and recommendations of the Board of Directors.  During the fiscal year ended December 31, 2003, no director or executive officer of ours served on the board of directors or compensation committee of another company that had an executive officer or director serving on our Board of Directors or compensation committee.

Summary Compensation Table

The following table sets forth the compensation during the last three fiscal years for services in all capacities of those persons who were as of December 31, 2003, the Chief Executive Officer and each of the most highly compensated executive officers (a total of five persons), to the extent each earned more than $100,000 in salary, bonus and other compensation (“Named Officers”).

	Annual Compensation			Long Term Compensation Awards
Name and				Shares
Principal				Underlying	All Other
Position	Year	Salary($)	Bonus($)	Options(#)	Compensation(1)

Sheldon Hoffman	2003	225,000	250,000
CEO	2002	179,500	145,500	75,000
	2001	159,000	67,150	50,000

Al Millar	2003	225,000	250,000
President	2002	179,500	145,500	75,000
	2001	159,000	67,150	50,000

Michael Scheerer	2003	150,000	50,000		14,000
Sr. V.P.- Sales and	2002	140,000	30,000	50,000	14,000
Marketing	2001	135,000	38,000	25,000	14,000

Donald E. Bennett, Jr.	2003	150,000	50,000		8,400
Sr. V.P.- Manufacturing	2002	136,000	30,000	50,000	8,400
	2001	130,000	25,000	25,000	8,400

Lloyd Hoffman	2003	149,000	50,000
CFO and Sr.V.P.-	2002	96,000	30,000	50,000
Finance & Administration	2001	87,500	25,000	25,000

(1)                                  Represents annual car allowance

Stock Options

The following table provides information regarding grants of stock options made during the fiscal year ended December 31, 2003 to the persons named in the Summary Compensation Table above:

OPTION GRANTS IN LAST FISCAL YEAR

  There were no options granted to The Board of directors or officers of the Company in the last fiscal year.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

	Shares Acquired	Value Realized ($) (FMV on sale-	# of Unexercised Options at Year End (#)		Value of Unexercised In-the Money Options at Year End ($) (1)
Name	On Exercise	exercise price)	Exercisable	Unexercisable	Exercisable.	Unexercisable
Sheldon Hoffman	100,000	$121,000	775,000	0	$1,081,750	0
Al Millar	100,000	121,000	775,000	0	1,081,750	0
Michael Scheerer	25,000	48,750	275,000	0	401,375	0
Donald E.Bennett, Jr.	0	0	300,000	0	406,375	0
Lloyd Hoffman	0	0	385,000	0	583,200	0

(1)  Calculated on the basis of the fair market value of the common stock at December 31, 2003 of $2.36 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 5-year option term.  The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate of the future common stock price.  This table does not take into account any appreciation in the price of the common stock to date, which exceeds the hypothetical gain shown in the table

Employment Arrangements

Messrs. Hoffman and Millar are also entitled to a combined bonus equal to 10% of the pre-tax net profits of the Company (5% to each).  Each earned a bonus of $250,000 for 2003.

Benefit Plans

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2003, relating to equity compensation plans of the Company under which the Company’s common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)3
Equity compensation plans approved by shareholders	2,848,000	(1)	$0.94	0
Equity compensation plans not approved by shareholders	735,048	(2)	1.02	0
Total	3,583,048		$0.96	0

(1)    The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options under the shareholders approved 1993 Incentive Stock Option Plan.

(2)    The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options under the 1993 Directors Plan not approved by shareholders and warrants not approved by shareholders.

(3) The number shown in column (c) is the number of shares that may be issued upon exercise of options granted in the future under the 1993 Plans.

Incentive Stock Option Plan

The Company has an Incentive Stock Option Plan (the “Plan”) for Officers and other Key Employees with 3,750,000 shares reserved for grant thereunder.  The Plan, which was adopted by the Board of Directors in October, 1993 was approved by Shareholders at the Annual Meeting in June 1994.  The Plan is administered by the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the market value of the shares.  The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company’s Common Stock on the date of grant.  The options are not transferrable.  There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year.  The terms of each option granted under the Plan is determined by the Board of Directors, but in no event may such term exceed ten years.  In 2003, options were granted to 2 employees in at an average exercise price of $1.63 per share.  At December 31, 2003 options to purchase 2,706,000 shares were outstanding under the Plan out of the 3,750,000 shares reserved for such purpose.  The Plan expired on September 30, 2003 and no additional grants can be made. Shareholders are being asked at this annual meeting  to approve a new 2004 Stock Option Plan.

Retirement Savings Plan

The Company has a Retirement Savings Plan (the “401(k) Plan”) which is intended to qualify under Section 401(k) of the Internal Revenue Code.  Employees of the Company who have attained age 21 and completed at least one year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 12% of the participant’s compensation in any year in accordance with limitations defined in the Code.  Under the 401(k) Plan the Company is matching 25% of the contributing participant’s effective deferral but not in excess of 4% of such contributing participant’s compensation.  The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested.  The participant’s interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant’s death or disability.  A participant’s fully vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2.  The Company’s only contribution in 2003 on behalf of any officer named under “Executive Compensation” was $1,065 on behalf of Donald E.  Bennett, Jr.

Directors Stock Option Plan

The Board of Directors of the Company, in October, 1993, approved the 1993 Directors Stock Option Plan (the “Directors Plan”) covering an aggregate of 600,000 shares of common stock, subsequently increased to 1,050,000 shares.  A committee of the Board of Directors who are not eligible to participate administers the Directors Plan.  Only directors of the Company who are not employees of the Company are eligible to participate in the Plan.  Each option granted has an exercise price equal to fair market value of the date of grant.  As of December 31, 2003, options covering an aggregate of 758,000 shares were outstanding.  In the year ended December 31, 2003, no options were granted. The Plan expired on September 30, 2003 and no additional grants can be made. Shareholders are being asked at this annual meeting to approve a new 2004 Stock Option Plan which incorporates granting options to non employee directors.

The Company does not have any pension, profit sharing or similar plans established for its employees, other than the bonus payable to Messrs. Hoffman and Millar.

The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part.  However, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of Alpha Pro Tech shall not be incorporated by reference into any such filings.

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	12/31/1998	12/31/1999	12/31/2000	12/29/2001	12/312002	12/31/2003

ALPHA PRO TECH, LTD.	100.00	168.75	247.50	183.33	175.00	485.42

Surgical Appliances & Supplies	100.00	89.05	115.23	128.99	140.15	210.76

NASDAQ Market Index	100.00	176.37	110.86	88.37	61.64	92.68

The above graph compares the five-year cumulative return of the Company during the years 1999 through 2003 with the comparable return of two indices.  The Industry Index represents the industry or line-of-business of the Company.  The graph assumes $100 invested on January 1, 1999.  The comparison assumes that all dividends are reinvested.

The Industry Index represents the Surgical Appliances and Supplies division comprised of 44 corporations, compiled from the SIC Code within which the Company is listed.

Proposal 2

APPROVAL OF THE ALPHA PRO TECH, LTD.

2004 STOCK OPTION PLAN

The Board of Directors of the Company has approved, subject to the approval of shareholders, the Alpha Pro Tech, Ltd. 2004 Stock Option Plan (the “2004 Plan”). If approved by shareholders, the 2004 Plan will succeed the 1993 Incentive Stock Option Plan (the “1993 Plan”) and the 1993 Directors Stock Option Plan (the “Directors Plan”). The 1993 Plan expired by its terms in September  2003, and the Directors Plan similarly expired in October 2003, and no further stock options can be granted under either 1993 Plan.

The 2004 Plan is a stock-based compensation plan that provides for grants of stock options.  The 2004 Plan is intended to recognize the contributions made to the Company by key employees of the Company and its subsidiaries and affiliated companies, provide key employees (officers, other employees and consultants) with additional incentive to devote themselves to the future success of the Company, and improve the ability of the Company to attract, retain and motivate individuals. The 2004 Plan also is intended as an additional incentive to members of the Board of Directors of the Company to serve on the Board and to devote themselves to the future success of the Company.

The Board believes that the adoption of the 2004 Plan is in the best interests of the Company and its shareholders. The Board believes that the use of stock options has enabled the Company to attract, retain and motivate talented and experienced individuals. No granting of stock options will be made under the 2004 Plan unless it is approved by shareholders.

The 2004 Plan includes provisions designed to serve shareholders’ interests and promote effective corporate governance, including the following:

•                                          No Discounted Stock Options. The 2004 Plan prohibits the granting of stock options at an exercise price that is less than the fair market value of the common stock on the date the stock option is granted.

•                                          No Annual “Evergreen” Provision. The 2004 Plan fixes the number of shares available for grant at 2,500,000 shares and does not provide for any increase based on an increase in the number of outstanding shares of common stock.

•                                          Limitations on Stock Option Repricings. The 2004 Plan may not be amended to provide for the repricing of stock options.

•                                          Limitations on Size of Awards. The 2004 Plan limits the number of stock options that may be granted to an individual in any single calendar year.

•                                          Vesting Periods. Under the 2004 Plan, 100% of the stock options may vest on the first anniversary of the date of grant, subject in each case to a limited exception for termination of employment without cause.

The following is a summary of the 2004 Plan. It is qualified by reference to the full text of the 2004 Plan, which is attached as Exhibit B to this proxy statement. Stockholders are encouraged to review the 2004 Plan carefully.

Description of the 2004 Plan

Number of Shares of Common Stock. The number of shares of the Company’s common stock that may be issued under the 2004 Plan is 2,500,000. Of these 2,500,000 shares: (i) the maximum number of shares that may be used for stock options to officers and key employees is 2,000,000, (ii) the maximum number of stock options issuable to non-employee directors is 500,000.

Shares issuable under the 2004 Plan will be authorized but unissued shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any stock option grant made under the 2004 Plan for any reason, the shares will again be available for issuance. The number of shares of common stock issuable under the 2004 Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Board has the discretion to make adjustments it deems necessary to preserve the intended benefits under the 2004 Plan.

Grants of stock options under the 2004 Plan may be transferred, by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as may be permitted by the Board with respect to a non-qualified stock option transferred by the participant during his lifetime.

Administration. The 2004 Plan will be administered by the Board, which has authority to delegate administration to the Organizational Development & Compensation Committee (the “Committee”), so long as the Committee is comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” definition under Section 162(m) of the Code. The Board or Committee, as applicable, has full authority to select the individuals who will receive awards under the 2004 Plan, determine the amount of each grant, and establish the terms and conditions of the grant. The Board or Committee may delegate to an officer of the Company its authority to grant options to employees who are not subject to Section 16 of the Exchange Act or who are not “covered employees” under Section 162(m) of the Code. To the extent such authority has been delegated, references in this summary to the “Board” mean the Committee, or the officer of the Company.

Eligibility. All employees and consultants of the Company designated as key employees for purposes of the 2004 Plan and all non-employee directors of the Company are eligible to receive a grant of a stock option under the 2004 Plan. On March 31, 2004, approximately 182 key employees and all non-employee directors were eligible to participate in the 2004 Plan and receive grants of stock options.

Stock Option Agreements. Each stock option made under the 2004 Plan will be evidenced by a written agreement specifying the terms and conditions of the grant as determined by the Board in its sole discretion, consistent with the terms of the 2004 Plan. If a participant fails to enter into an agreement at the request of the Board, then the grant subject to the agreement will be forfeited and cancelled.

Grants To Key Employees. The 2004 Plan provides for discretionary awards of stock options.

Stock Options.    The Board has the sole discretion to grant non-qualified stock options or incentive stock options to key employees and to set the terms and conditions applicable to the options, including the type of option and the number of shares subject to the option, provided that (i) the exercise price of each stock option shall be the closing sales price of the Company’s common stock on the date on which the option is granted (“fair market value”), (ii) unless otherwise provided in the stock option agreement, an option will vest 100% on the first anniversary of the date of grant, and the Board cannot provide that a stock option will vest more rapidly (except in the case of the key employee’s termination of employment without cause, in which case the Board has the discretion to accelerate the vesting date), and (iii) each option will expire 10 years from the date of grant.

In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000, and if this limitation is exceeded, so much of the incentive stock option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of the incentive stock option shall be 110% of the closing price of the common stock on the date of grant and the incentive stock option shall expire no later than five years from the date of grant; and (iii) no incentive stock option will be granted after 10 years from the date the 2004 Plan was adopted.

Grants to Non-Employee Directors. Under the 2004 Plan, non-employee directors are eligible to receive non-qualified stock options.

Stock Options.    Beginning with the Company’s 2004 annual meeting of stockholders, each non-employee director is eligible to receive (i) a grant of a non-qualified option to purchase up to a maximum of 15,000 shares of common stock at each annual meeting at which he or she continues as a non-employee director, and (ii) a grant of a non-qualified option to purchase up to a maximum of 25,000 shares of common stock at the time he or she first becomes a non-employee director. Notwithstanding the foregoing, an individual who is first appointed a non-employee director on or after January 1, 2004 and prior to the Company’s 2004 annual meeting of stockholders will receive only the initial stock option grant described in (ii) above at the 2004 annual meeting.

The Board has the discretion to determine the number of shares subject to a stock option granted to each non-employee director and to establish the terms and conditions of such stock option, provided that (i) unless otherwise set forth in the stock option agreement, each stock option will vest 100% on the first anniversary of the date of grant, and the Board cannot provide that a stock option will vest more rapidly (except in the case of the non-employee director’s termination of service on the Board, in which case the Board has the discretion to accelerate the vesting date), (ii) the exercise price shall be the fair market value of the common stock on the date of grant, and (iii) each stock option shall expire ten years after the date of grant.

2004 Grants. For 2004, the Board of Directors and the Organizational Development & Compensation Committee intend that option grants to each non-employee directors will be 15,000 shares for continuing directors and 25,000 shares for directors who join the Board during the year.

Payment of Stock Options and Withholding Taxes. The Board may make one or more of the following payment methods available for payment of any stock option grant, including the exercise price of a stock option: cash; cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the grant to pay the exercise price; delivery of previously acquired shares of common stock that are acceptable to the Board and that have an aggregate fair market value on the date of exercise equal to the exercise price; or certification of ownership by attestation of such previously acquired shares. In the event any withholding tax is required to be withheld in connection with a grant, the Board may permit the holder of the grant to satisfy the minimum required tax obligation by using one or more of the payment alternatives described above, and/or by directing the Company to withhold shares of common stock otherwise issuable in connection with the grant having a fair market value equal to the amount required to be withheld.

Provisions Relating to a “Change in Control” of the Company. Notwithstanding any other provision of the 2004 Plan, in the event of a “Change in Control” of the Company, all outstanding grants will become fully exercisable, all restrictions applicable to all grants will terminate or lapse. In addition, upon such Change in Control, the Board has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any grant then outstanding as the Board deems appropriate to reflect such Change in Control and cause any such grant then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control. See Section 9.2 of the 2004 Plan, which is attached as Exhibit B to this proxy statement, for the definition of “Change in Control.”

Amendment of Stock Option Agreements; Amendment and Termination of the 2004 Plan. The Board may amend any stock option agreement at any time, provided that no amendment shall adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the 2004 Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule and provided that no amendment shall adversely affect the right of any participant under any outstanding grant in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of the Company’s common stock are listed, or result in the repricing of stock options.

Notwithstanding the foregoing, there shall be no amendment to the 2004 Plan or any stock option agreement that results in the repricing of stock options.

Stock Options Granted under the 2004 Plan.. No stock option grants will be made under the 2004 Plan until shareholder approval is obtained. Except as described below, it is not possible at this time to determine the awards that will be made in 2004 and future years under the 2004 Plan. Information relating to option grants made in 2003 under the 1993 Plan to the executive officers named in the Summary Compensation Table is set forth under the “Option Grants in Last Fiscal Year” table. In 2003, under the 1993 Plan (i) no stock options were granted to all executive officers as a group (including those named in the Summary Compensation Table), (ii) 10,000 stock options at exercise price of $1.63 were granted to two employees, including all current officers who are not executive officers, as a group, and (iii) no stock options were granted to non-employee directors.

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the 2004 Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants should consult with their individual tax advisers to determine the tax consequences associated with stock options granted under the 2004 Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options. In connection with any grant, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary or Affiliated

Company may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such grant or to comply with applicable law.

Incentive Stock Options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Required Vote.  The affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of the 2004 Plan.  Abstentions will have the effect of a negative vote, and broker non-votes will be treated as shares not voted and will have no effect on the vote.

Registration of Option Shares.  No shares will be issued and delivered upon exercise of any option unless a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock to be reserved for issuance upon the exercise of options to be granted under the 2004 Plan has become effective, and unless all other applicable laws and regulations have been complited with.

The Board of Directors unanimously recommends that you vote FOR the approval of the Alpha Pro Tech, Ltd. 2004 Stock Option Plan.

Proposal 3.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee, has appointed PricewaterhouseCoopers LLP as independent accountants to examine the financial statements of the Company for the fiscal year 2004.  The Board of Directors has directed that such appointment be submitted for ratification by the shareholders at the Meeting.  If shareholders should fail to ratify the appointment of the independent accountants, the Audit Committee would reconsider the appointment.

PricewaterhouseCoopers LLP has served as the independent accountants for the Company since 1992.  A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have the opportunity to make statements if he or she desires to do so and will be available to respond to appropriate questions.

Principal Accountant Fees

The following table sets forth the fees billed to us by PricewaterhouseCoopers, LLP, our independent auditor, as of and for the years ended December 31, 2003 and 2002:

	For the Year Ended December 31,
	2003	2002
Audit fees	$145,000	$125,000
Tax fees	23,000	20,000
	$168,000	$145,000

The audit fees billed by PricewaterhouseCoopers LLP were an aggregate of $145,000 and $125,000 for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2002 respectively and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years.

Tax fees billed by PricewaterhouseCoopers LLP were related to tax compliance; filing tax returns and tax advice on state tax requirements.

The Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers, LLP.  Ratification requires the affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written presentation that no other reports were required, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that Mr. Isaly filed a late form 4 reporting gifts of the Companys common stock to members of his family.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST.  REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO L3R 9R2, CANADA, ATTENTION: SHELDON HOFFMAN, CEO.  THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY’S REASONABLE EXPENSES.

FUTURE PROPOSALS

The 2005Annual Meeting is expected to be held on Tuesday, June 7, 2005.  If any shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company’s 2005 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the Company’s principal executive office by January 10, 2005.

OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting.  However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

“AL MILLAR”

President

ALPHA PRO TECH, LTD.,

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Al Millar, Sheldon Hoffman and Robert H. Isaly, and each of them individually with the power of substitution, as Proxy or proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Treasure Island Hotel, 3300 Las Vegas Boulevard South, Las Vegas, Nevada on Tuesday June 8, 2004 at 9:30 A.M. local time and at any adjournment thereof, hereby revoking any prior Proxy or proxies.  This Proxy when properly executed will be voted as directed herein by the undersigned.  IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THE PROXY.

(Continued, and to be dated and signed on other side)

Please mark your

☒                            votes as in this

example.

1.             To elect as directors all the persons named below:

Al Millar	Robert H. Isaly
Sheldon Hoffman	John Ritota
Donald E. Bennett, Jr.	Russell Manock
David B. Anderson

For:         Withhold Vote:

For, except vote withheld from the following nominee(s)

2.             To approve the 2004 Stock Option Plan

For:                         Against:                 Abstain:

3.                                       Ratification of appointment of PricewaterhouseCoopers, LLP, as Independent Accountants of the Company

For:                         Against:                 Abstain:

4.                                      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Date, sign and return the Proxy Card promptly using the enclosed envelope.

(Signature should conform exactly to name on this proxy.  Where shares are held by joint tenants, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title).

Dated:	, 2004

Signature

Signature if held jointly

EXHIBIT A

ALPHA PRO TECH, LTD.

Amended and Restated Charter of the

Audit Committee of the Board of Directors

Committee Purposes

The purposes of the Audit Committee (the “Committee”) are to assist Board oversight   of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company’s independent auditors, and (d) the performance of the Company’s internal audit function and independent auditors; and to prepare the audit committee report required to be included in the Company’s annual proxy statement under the applicable rules of the Securities and Exchange Commission (the “SEC”).

Committee Membership

The Committee shall be comprised of three or more directors designated by the Board, all of whom shall be “independent” under the Company’s corporate governance guidelines and the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of the Sarbanes-Oxley Act of 2002, and American Stock Exchange (the “AMEX”). Committee members may be removed or replaced by the Board at any time. Each of the members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement within a reasonable period of time of his or her appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise, as such qualifications are interpreted by the Board in its reasonable business judgment. At least one member of the Committee shall also be a “financial expert,” as defined under the Exchange Act and applicable SEC rules, at all times following the date that disclosure of the presence or absence of such a “financial expert” on the Committee is required under applicable SEC rules. No member of this Committee may simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service will not impair the ability of the director to fulfill his or her obligations as a member of this Committee.

Committee Meetings

The Committee shall meet with such frequency as it deems necessary to fulfill its responsibilities, but no less often than quarterly. The Committee shall also meet separately, on a periodic basis, with management, with the Company’s internal auditors and with its independent auditors. Meetings may take place in person or by teleconference, videoconference or other means of electronic communication permitted under Delaware law. The Committee may invite the Company’s independent auditors, outside counsel, or any officer or employee of the Company to attend any Committee meeting in order to provide information or advice in connection with the matters to be addressed at the meeting.

Authority and Responsibilities

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants.  As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

A.            With respect to the independent auditors

The Committee, to the extent it deems necessary or appropriate, shall:

1.             Have the sole authority to retain and terminate the independent auditors.

2.                                       Be directly responsible for overseeing the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

3.                                       Review and pre-approve (a) all engagements in connection with audit, review and attest reports required under the securities laws and, (b) subject to the provisions of the Exchange Act, any non-auditing services to be provided by the independent auditors, including the terms of the engagement and fees paid to the independent auditors, subject to the de minimus exception under the Exchange Act for the provision of nonauditing services that are approved by the Committee before the completion of the audit. The Committee may delegate to a subcommittee of one or more of its members the authority to pre-approve auditing and permitted non-auditing services. Any decision by such subcommittee to pre-approve auditing or nonauditing services shall be presented to the full Committee for its approval at its next scheduled meeting.

4.                                       Evaluate, at the time of the engagement and periodically thereafter, the independence of the independent auditors and report its conclusions to the Board. In connection with such evaluation, the Committee shall require the independent auditors to deliver at least annually a formal written statement delineating all relationships between the independent auditors and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1, as such standard may be amended, supplemented or replaced, and shall discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the auditors.

5.                                       Ask the Company’s independent accountants to confirm, each year before work is begun on the audit of the Company’s financial statements, that the persons who are serving as “audit partners,” as defined in applicable SEC rules, in connection with such audit have complied with applicable SEC rules relating to audit partner rotation. The Committee shall also consider, as part of its annual review of the independence of its independent auditors, whether or not there should be a regular rotation of the independent auditing firm.

6.                                       Meet with the independent auditors before each audit to discuss the planning and staffing of the audit.

7.                                       Evaluate the performance of the independent auditors and the lead partner and report its conclusions to the Board. In connection with such evaluation, the Committee shall obtain, at least annually, from the independent auditors a report that describes (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor or by any inquiry or investigation by any governmental or professional authority respecting one or more independent audits conducted by the independent auditor, and (c) any steps taken to address those issues. The Committee shall also solicit and take into account the opinions of management and of the Company’s internal auditors.

8.                                       Establish policies, consistent with applicable SEC rules, for hiring employees or former employees of the independent auditors who participated in the audit of the Company’s financial statements.

B.                                    With respect to oversight of the financial statements and financial disclosure, the annual external audit, and the internal audits

The Committee, to the extent it deems necessary or appropriate, shall:

1.             Review and discuss with management and the independent auditors:

a.                                       The Company’s annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of each Form 10-K.

b.                                      The Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of each Form 10-Q.

c.                                       The Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee will not necessarily review in advance each earnings release or each instance in which the Company may provide earnings guidance but may instead discuss more generally the types of information to be disclosed and the type of presentation to be made.

d.                                      Major financial reporting issues and critical judgments and estimates made in connection with the preparation of the financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

e.                                       Analyses prepared by management and/or the independent auditors on the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

f.                                         The Committee report to be included in the Company’s proxy statement for the Company’s annual meeting of stockholders.

2.                                     Prior to the filing of any audit report with the SEC, obtain and discuss reports from the independent auditors on:

a.                                       All critical accounting policies and practices used and judgments made in connection with the preparation of the Company’s financial statements.

b.                                      All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

c.                                       Any other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

3.                                       Request management and the independent auditors to identify significant financial risk exposures of the Company and review and discuss with management and the independent auditors management’s steps to minimize such risk exposures, including the Company’s risk assessment and risk management policies and guidelines.

4.                                       Review any disclosures made to the Committee by the Company’s chief executive officer and chief financial officer in connection with their certification of any Form 10-K or Form 10-Q concerning (a) any significant deficiencies in the design or operation of, or any material weaknesses in, the Company’s internal controls, and (b) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

5.                                       Discuss with the independent auditors and management any issues relating to the responsibilities, budget and staffing of the Company’s internal audit function.

6.             Review any material reports to management prepared by the internal auditors.

7.                                       After the completion of the annual audit examination, review with management and the independent auditors:

a.                                       The results of the audit and the independent auditors’ report on the financial statements.

b.                                      The matters required to be discussed with the independent auditors by Statement of Auditing Standards No. 61 relating to the conduct of the audit, as such standard may be amended, supplemented or replaced, including any audit problems or difficulties and management’s response. Such discussion shall include a discussion of (i) any restrictions on the scope of the independent auditors’ activities or access to requested information, (ii) any significant disagreements with management, and (iii) any communications between the audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

c.                                       Any other matters about the audit procedures or findings that generally accepted accounting standards require the auditors to discuss with the Committee.

8.                                       Determine whether or not to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

C.                                    With respect to Oversight of the Company’s Compliance with Legal and Regulatory Requirements

The Committee, to the extent it deems necessary or appropriate, shall:

1.                                       Discuss with management and the independent auditors any correspondence with the SEC, the NYSE or other regulatory or self-regulatory agency relating to the Company’s financial reporting obligations, including any comment letters received from the SEC on the Company’s financial statements and the Company’s proposed response to those comments.

2.                                       Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.                                       Develop and recommend to the Board, for its approval, a code of ethics for the Company’s senior financial officers that complies with the requirements of the Exchange Act and applicable SEC rules and recommend to the Board, from time to time, for its approval, any revisions and changes to the code that the Committee believes are necessary or advisable.

4.                                       Discuss with the Company’s Counsel and outside counsel, as appropriate, any litigation or other legal matters that may have a material effect on the Company’s financial statements or its compliance policies.

5.                                       Establish procedures for monitoring compliance by the Company’s employees with the Company’s Code of Business Conduct & Ethics and advise the Board of any material compliance problems identified by the Committee as the result of such procedures.

6.                                       Establish procedures for periodic review of the Company’s retirement plans and any related trusts and advise the Board of the results of such reviews.

7.                                       Obtain from the independent auditors confirmation that they have not become aware of any illegal acts that are required to be disclosed to the Committee under the Exchange Act.

D.            Other Obligations

The Committee, to the extent it deems necessary or appropriate, shall:

1.                                       Review and reassess this charter annually and recommend to the Board, for its approval, any revisions and changes the Committee believes are necessary or advisable.

2.             Conduct an annual review of its own performance.

3.                                       Discharge any other duty or responsibility assigned to the Committee by the Board.

4.             Report, at each Board meeting, on Committee activities.

Resources and Authority

The Committee shall have the authority to engage, at the Company’s expense and without the approval of the Board, such outside legal, accounting and other advisors as it deems necessary or appropriate to carry out its duties.

Delegation to Subcommittees

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of one or more Committee members, whether or not such delegation is expressly contemplated by this charter.

EXHIBIT B

ALPHA PRO TECH, LTD.

2004 STOCK OPTION PLAN

Section 1. Purpose.

The purpose of the Alpha Pro Tech, Ltd. 2004 Stock Option Plan (the “Plan”) is to recognize the contributions made to Alpha Pro Tech, Ltd. (the “Company”) and its Subsidiaries and Affiliated Companies and all its shareholders by Key Employees of the Company and its Subsidiaries and Affiliated Companies to provide such persons with additional incentive to devote themselves to the future success of the Company and its Subsidiaries and Affiliated Companies and to improve the ability of the Company and its Subsidiaries and Affiliated Companies to attract, retain and motivate individuals, by providing such persons with the opportunity to acquire or increase their proprietary interest in the Company through receipt of grants of Stock Options to acquire shares of Common Stock of the Company.  In addition, the Plan is intended as an additional incentive to members of the Board of Directors of the Company who are not employees of the Company to serve on the Board of Directors of the Company and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of grants of Options to acquire Common Stock of the Company.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1                                 “Affiliated Company” or “Affiliated Companies” means corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time.

2.2                                 “Agreement” means a Stock Option Agreement, granted under the Plan.

2.3                                 “Board” means the Board of Directors of the Company.

2.4                                 “Change in Control” has the meaning set forth in Section 9 of the Plan.

2.5                                 “Code” means the internal Revenue Code of 1986, as amended from time to time.

2.6                                 “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

2.7                                 “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

2.8                                 “Company” means Alpha Pro Tech, Ltd., a Delaware corporation.

2.9                                 “Director” means a director of the Company.

2.10                           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.11                           “Fair Market Value” means the closing sales price of the Common Stock on the American Stock Exchange Composite Tape (as reported in The Wall Street Journal, Eastern Edition).

2.12                           “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 7 of the Plan that meets the requirements of Section 422(b) of the Code of the Code or any successor provision.

2.13                           “Key Employee” means officers, other key employees, and consultants of the Company or any Subsidiary or Affiliated Company selected to participate in the Plan in accordance with Sections 3 and 4. A Key Employee may also include a person who is granted an option  (other than an Incentive Stock Option) in connection with the hiring of such person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such option shall not vest prior to the commencement of employment.

2.14                           “Non-Employee Director” means a Director who is not an employee of the Company or a Subsidiary or Affiliated Company.

2.15                           “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 6 or 7 of the Plan that is not an Incentive Stock Option.

2.16                           “Participant” means any Key Employee or Non-Employee Director selected to receive a grant of a Stock Option.

2.17                           “Plan” means the Alpha Pro Tech, Ltd. 2004 Stock Option Plan.

2.18                           “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 6 or 8 of the Plan.

2.19                           “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3. Administration.

3.1           The Board.

The Plan shall be administered by the Board, except that the Board may delegate administration to the Committee, to the extent that the Committee is comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and the “outside director” definition under Section 162(m) of the Code and the regulations thereunder. For purposes of the Plan, the term “Board” shall refer to the Board or, to the extent such authority has been delegated to the Committee, the Committee.

3.2                                 Authority of the Board.

(a)                                  The Board, in its sole discretion, shall determine the Key Employees to whom, and the time or times at which Stock Options will be granted, the form and amount of each Stock Option, the expiration date of each Stock Option, the time or times within which the Stock Options may be exercised, the cancellation of the Stock Option and the other limitations, restrictions, terms and conditions applicable to the grant of the Stock Option. The terms and conditions of the Stock Option need not be the same with respect to each Key Employee or with respect to each Stock Option.

(b)                                 The Board may delegate its authority to grant Stock Options to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to grants to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Section 162(m) of the Code, or to the extent prohibited by applicable law, regulation or rule of a stock exchange on which the Common Stock is listed.

(c)                                The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Stock Options granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d)                               No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

Section 4. Eligibility and Grants.

4.1           Participants.

Participants shall consist of Key Employees and Non-Employee Directors. Non-Employee Directors shall participate in, and receive grants under the Plan only in accordance with the provisions of Sections 6 and 7 of the Plan.

4.2           Grants.

The following Stock Options may be granted under the Plan: Incentive Stock Options and Non-Qualified Stock Options.

4.3           Agreements.

Each grant shall be evidenced by a written Agreement specifying the terms and conditions of the grant. In the sole discretion of the Board, the Agreement may condition the grant upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with the Company and its Subsidiaries and Affiliated Companies which shall become effective as of the date of the grant and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Board shall determine. If the Participant shall fail to enter into any such agreement at the request of the Board, then the Stock Option granted or to be granted to such Participant shall be forfeited and cancelled.

Section 5. Shares of Common Stock Subject to the Plan.

5.1           Total Number of Shares.

The total number of shares of Common Stock that may be issued under the Plan shall be 2,500,000, of which 2,000,000 shall be allocated for grants to Key Employees and 500,000 shall be allocated to Non-Employee Directors. Such shares may be either authorized but unissued shares, and shall be adjusted in accordance with the provisions of Section 5.2 of the Plan. The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of the exercise price of a Stock Option or of any required withholding taxes, shall once again be available for issuance pursuant to subsequent grants of Stock Options, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock subject to a grant may thereafter be available for issuance pursuant to subsequent grants, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan, if there is a lapse, forfeiture, expiration, termination or cancellation of any such prior Stock Option grant for any reason (including for reasons described in Section 4.3), or if shares of Common Stock are issued under such grant and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

5.2           Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Stock Option granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the exercise price of outstanding Stock Options under the Plan; and (c) any other changes that the Board determines to be equitable under the circumstances.

Section 6. Grants of Stock Options to Non-Employee Directors.

6.1           Grants.

Grants of Stock Options to Non-Employee Directors shall be as follows:

(a)                                  Each individual who became a Non-Employee Director on or before December 31, 2003 and is re-elected or continues as a Non-Employee Director at the 2004 annual meeting of stockholders of the Company shall, on the date of such meeting, be granted a NSO to purchase up to 15,000 shares of Common Stock. Thereafter, each such Non-Employee Director shall be granted an additional NSO to purchase up to 15,000 shares of Common Stock, on the date of each subsequent annual meeting of stockholders of the Company at which such Director is re-elected or continues as a Non-Employee Director.

(b)                                 Each individual who became or becomes a Non-Employee Director on or after January 1, 2004, and prior to the date of the 2004 annual meeting of stockholders of the Company shall be granted, on the date of such meeting, a NSO to purchase up to 25,000 shares of Common Stock, provided the individual is a Non-Employee Director on the date of such meeting. Thereafter, each such Non-Employee Director shall be granted an additional NSO to purchase up to 15,000 shares of Common Stock, on the date of each subsequent annual meeting of stockholders of the Company at which such Director is re-elected or continues as a Non-Employee Director.

(c)                                  Each individual who becomes a Non-Employee Director on or after the date of the 2004 annual meeting of stockholders of the Company shall be granted a NSO to purchase up to 25,000 shares of Common Stock, on the date the individual becomes a Non-Employee Director. Thereafter, each such Non-Employee Director shall be granted an additional NSO to purchase up to 15,000 shares of Common Stock, on the date of each subsequent annual meeting of stockholders of the Company at which such Director is re-elected or continues as a Non-Employee Director.

The number of shares of Common Stock covered by each NSO granted to a Non-Employee Director pursuant to Sections 6.1(a), (b) and (c) above shall be determined by the Board in its sole discretion.

6.2           Stock Option Agreement.

The grant of each NSO shall be evidenced by a written Stock Option Agreement specifying the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the NSO, the number of shares of Common Stock to be subject to each NSO and such other terms and conditions established by the Board, in its sole discretion, not inconsistent with the Plan.

6.3           Exercise Price and Period.

With respect to each NSO granted to a Non-Employee Director:

(a)                                  The per share exercise price of each such NSO granted to a Non-Employee Director shall be the Fair Market Value of the Common Stock subject to the NSO on the date on which the NSO is granted.

(b)                                 Unless otherwise provided in the Stock Option Agreement, and except as set forth in the next sentence hereof, each NSO shall become fully exercisable with respect to the total number of shares of Common Stock subject to the NSO on the first  succeeding anniversary of the date of the grant of the NSO.  Notwithstanding the foregoing, the Board shall have the discretion to accelerate the date as of which any NSO shall become exercisable in the event of the Non-Employee Director’s termination of service on the Board.

(c)                                  Each NSO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

Section 7. Grants of Stock Options to Key Employees.

7.1           Grant.

Subject to the terms of the Plan, the Board may from time to time grant Stock Options, which may be ISOs or NSOs, to Key Employees. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be ISOs.

7.2           Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Board, in its sole discretion, not inconsistent with the Plan.

7.3           Exercise Period.

With respect to each Stock Option granted to a Key Employee:

(a)                                  Except as provided in Section 7.4(b), the per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b)                                 Unless otherwise provided in the Stock Option Agreement, and except as set forth in the next sentence hereof, each Stock Option shall become exercisable with respect to the total number of shares of Common Stock subject to the Stock Option on the first succeeding anniversary of the date of the grant of the Stock Option thereunder.  Notwithstanding the foregoing, the Board shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Key Employee’s termination of employment with the Company without cause (as determined by the Board in its sole discretion).

(c)                                  Except as provided in Section 7.4(b), each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

7.4           Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a)                                  The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 7.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b)                                 Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c)                                  No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of the Company.

Section 8. Exercise of Stock Options.

8.1           Notice.

A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Board may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company.

8.2           Payment of Exercise Price.

The Board in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

(a)                                  in cash;

(b)                                 in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(c)                                  by delivering previously acquired shares of Common Stock that are acceptable to the Board and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(d)                                 by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

8.3           Stock Certificates

The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 8.2(b) or Section 11(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law.

Section 9. Change in Control.

9.1           Effect of Change in Control.

(a)                                  Notwithstanding any of the provisions of the Plan or any outstanding Stock Option Agreement, upon a Change in Control of the Company (as defined in Section 9.2): (i) all outstanding Options shall become fully exercisable; (ii) all restrictions applicable to all grants shall terminate or lapse.

(b)                               In addition to the Board’s authority set forth in Section 3, upon such Change in Control of the Company, the Board is authorized, and has sole discretion, as to any grant, either at the time of such grant hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such grant then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such grant then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

9.2           Definition of Change in Control.

“Change in Control” shall mean the occurrence, at any time during the specified term of a   grant under the Plan, of any of the following events:

(a)                                  Any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b)                                 The Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other legal person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c)                                  The Company sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors; or

(d)                                       During any period of two consecutive years or less (not including any period prior to the approval of the Plan by the Board), individuals who at the beginning of such period constituted the Board (and any new Directors, whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election or nomination for election was so approved) cease for any reason to constitute a majority of the Board.

Section 10. Postponement.

The Board may postpone any grant or exercise of a Stock Option for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a)                                        to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b)                                       to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c)                                        to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of a grant and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the grant shall lapse because of such postponement.

Section 11. Payment of Taxes.

In connection with any grant, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary or Affiliated Company may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such grant or to comply with applicable law. The Board in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a)                                        in cash;

(b)                                       in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the grant to pay the withholding taxes;

(c)                                        by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the grant having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

(d)                                 by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e)                                        by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 12. Nontransferability.

Stock Options granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

In the case of ISO’s:

(a)                                        by will or by the laws of descent and distribution;

(b)                                       pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

In the case of NSO’s:

(a)                                  Any NSO granted pursuant to the Plan shall be transferable to any member of such Optionee’s “immediate family” (as such term is defined in Rule 16a-1(c) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust or family partnership whose beneficiaries are members of such optionee’s “immediate family” or to a qualified charitable organization to which contributions are deductible for tax purpose pursuant to Section 170 of the Internal Revenue Code of 1986, as amended.

Sections 13 and 14. Termination or Amendment of Plan and Stock Option Agreements.

13.1         Termination or Amendment of Plan.

(a)                                  Except as described in (b) below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding grant in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b)                                 Notwithstanding the foregoing, there shall be no amendment to the Plan or any outstanding Stock Option Agreement that results in the repricing of Stock Options.

(c)                                  The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Key Employees who are located outside of the United States to participate in the Plan.

14.1         Amendment of Stock Option Agreements.

The Board shall have the authority to amend any Stock Option Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Stock Option Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

Section 15. No Contract of  Employment.

Neither the adoption of the Plan nor the grant of any Stock Option under the Plan shall be deemed to obligate the Company or any Subsidiary or Affiliated Company to continue the employment of any Participant for any particular period, nor shall the granting of a Stock Option constitute a request or consent to postpone the retirement date of any Participant.

Section 16. Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Stock Options granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

Section 17. Registration of Option Shares.

No shares will be issued and delivered upon exercise of any option unless a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock to be reserved for issuance upon the exercise of options to be granted under the 2004 Plan has become effective, and unless all other applicable laws and regulations have been complied with.

Section 18. Effective Date.

The Plan has been adopted by the Board on April 28, 2004 and authorized by the Board for submission to the stockholders of the Company. The Plan shall become effective as of the date the Plan is approved by the shareholders of the Company.